Tianli Acquires Land Use Rights and Facilities for Enshi Black Hogs

Secures real estate and buildings for feed production facility

WUHAN CITY, CHINA—PR Newswire, October 4, 2011 - Tianli Agritech, Inc. (NASDAQ: OINK) ("Tianli" or "the Company"), a leading producer of breeder hogs and market hogs based in Wuhan City, China, announced the Company has acquired land use rights and facilities in the Osmanthus Village Industrial Park, Xiangfeng Town, Laifeng County, on which it intends to equip a 50,000 ton feed production facility.  The Company believes the property, which is approximately 2.1 acres, can be quickly and economically converted into a feed production facility.  The property was acquired at a public auction for RMB 3,220,000 in cash (approximately $510,000). This new feed facility will be dedicated to supplying feed to black hogs in Tianli’s Enshi Black Hog Program starting February 2012.

The Company obtained exclusive rights to breed and sell black hogs in Enshi Autonomous Prefecture in Hubei Province in May 2011. After engaging in discussions with several local feed suppliers, Management decided to acquire 2.1 acres of land use rights in Enshi City, Hubei Province, together with the facilities located on the land which it will convert into a feed production facility.  By having its own feed production and mixing facility for its Black Hogs Program, Tianli, which already prepares its own pre mix for its hogs, will be able to ensure the consistency and quality of the feed necessary for its high-margin Black Hogs Program.

The purchase price of the land and facilities consists of the following:

Land use rights:	RMB 1,805,000
Buildings:	RMB 1,415,000
TOTAL	RMB 3,220,000

Tianli plans to spend an additional RMB 1,300,000 (approximately $210,000) to renovate the facilities and RMB 2,700,000 (approximately $436,000) for new equipment to achieve 50,000 tons of annual feed production capacity at the facility.

As of October 4th, the Company has signed agreements with 111 farming households in Enshi Autonomous Region, which will raise black hogs for Tianli’s Black Hogs Program. The Company estimates that these 111 farming households have an initial annual aggregate production capacity of 11,100 hogs. Tianli will market its black hog meat in leading supermarkets in the Hubei province through its cooperation with An Puluo Food Co. Ltd.

“We are making good progress on our Black Hog Program and the acquisition of the property for a feeding facility is a critical component in our plan,” stated Ms. Hanying Li, Chairwoman and CEO of Tianli. “Once we complete renovations at our new feed facility, we will be 100% self-sufficient with our initial black hog breeding. We continue to have productive conversations with prospective hog breeders in Enshi City, Hubei Province about joining our Black Hog Program.”

About Tianli Agritech, Inc.

Tianli Agritech, Inc. is in the business of breeding, raising and selling hogs in the People's Republic of China. The Company is focused on growing healthy hogs for sale for breeding and meat purposes. The Company conducts genetic, breeding and nutrition research to steadily improve its production capabilities. For more information about the Company, please visit http://www.tianli-china.com.

Forward-Looking   Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by this cautionary statement and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contacts:
Tianli Agritech, Inc.
Mr. Simon Guo
Vice President and US Representative
Phone:+1-347-343-0580
Email: simon@tianli-china.com

Mr. Kuni Qiao
Executive Assistant
Phone: 86-151-0113-7061
Email: executiveassistant01@tianli-china.com
Web: http://www.tianli-china.com

Investor Relations
John Mattio, SVP
MZ-HCI
Phone: (212) 730-7130
Email: john.mattio@hcinternational.net
Web: http://www.mz-hci.com